ASA Schedule – CFST and CFVIT I

Schedule A

List of Series Under Each Registrant

As of July 1, 2015

Columbia Funds Series Trust

Columbia AMT-Free California Intermediate Muni Bond Fund

Columbia AMT-Free Georgia Intermediate Muni Bond Fund

Columbia AMT-Free Maryland Intermediate Muni Bond Fund

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund

Columbia AMT-Free Virginia Intermediate Muni Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Global Strategic Equity Fund

Columbia International Opportunities Fund

Columbia International Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund

Columbia Marsico Growth Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund Columbia Overseas Value Fund

Columbia Select International Equity Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio – International Opportunities Fund

Columbia Variable Portfolio – Marsico Focused Equities Fund

Columbia Variable Portfolio – Marsico 21st Century Fund

Columbia Variable Portfolio – Marsico Growth Fund

ASA Schedule – CFST and CFVIT I

Schedule B

Fee Schedule

As of July 1, 2015

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE / Restatement Date
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013 (1)
Columbia International Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	December 16, 2013 (1)
Columbia Large Cap Enhanced Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011 (1)
Columbia Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (1)
Columbia Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (1)
Columbia Marsico Global Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013 (1)
Columbia Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (1)
Columbia Mid Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 30, 2011 (1)
Columbia Overseas Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011 (1)
Columbia Select Large Cap Equity Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011 (1)
Columbia Select International Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%	April 1, 2011 (1)
Columbia Short Term Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011 (2)
Columbia Short Term Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)

ASA Schedule – CFST and CFVIT I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE / Restatement Date
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Small Cap Value Fund II	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011 (1)
Columbia Variable Portfolio – International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013 (4)
Columbia Variable Portfolio – Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (4)
Columbia Variable Portfolio – Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (4)
Columbia Variable Portfolio – Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013 (4)

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE / Restatement Date
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia AMT-Free California Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)

ASA Schedule – CFST and CFVIT I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE / Restatement Date
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011 (3)

Schedule III

FUNDS	FEE RATES ON ALL ASSETS(1)		EFFECTIVE DATE / RESTATEMENT DATE
Columbia Capital Allocation Moderate Aggressive Portfolio	0.020%		May 1, 2011 (5)
Columbia Capital Allocation Moderate Conservative Portfolio	0.020%		May 1, 2011 (5)
Columbia Global Strategic Equity Fund	0.020%		May 1, 2011 (5)
Columbia Large Cap Index Fund	0.100	%(2)	May 1, 2010 (1)
Columbia Mid Cap Index Fund	0.100%		May 1, 2010 (1)
Columbia Small Cap Index Fund	0.10	%(2)	May 1, 2010 (1)

ASA Schedule – CFST and CFVIT I

Schedule IV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE / RESTATEMENT DATE
	$0 - $500	>$500 - $1,000	>$1,000
Columbia Convertible Securities Fund	0.060%	0.055%	0.050%	July 1, 2011 (1)

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

(1)	Effective July 1, 2015, this Agreement is amended and restated with respect to the Fund by a management agreement, dated as of July 1, 2015, by and among Columbia Funds Series Trust, Columbia Funds Series Trust II and the Administrator (the Management Agreement).
(2)	Effective August 1, 2015, this Agreement is amended and restated with respect to the Fund by the Management Agreement.
(3)	Effective September 1, 2015, this Agreement is amended and restated with respect to the Fund by the Management Agreement.
(4)	Effective May 1, 2016, this Agreement is amended and restated with respect to the Fund by the management agreement to be dated as of May 1, 2016, by and among Columbia Funds Variable Insurance Trust I, Columbia Funds Variable Series Trust II and the Administrator.
(5)	Effective June 1, 2016, this Agreement is amended and restated with respect to the Fund by the Management Agreement.

ASA Schedule – CFST and CFVIT I

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of June 17, 2015.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Managing Director and Chief Operating Officer